Exhibit 5.1

November 13, 2024

Sezzle Inc.
700 Nicollet Mall, Suite 640

Minneapolis, MN 55402

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Sezzle Inc., a Delaware corporation (“Sezzle”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-3, filed with the Commission on the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of (i) shares of Sezzle’s common stock, par value $0.00001 per share (the “Common Stock”); (ii) shares of Sezzle’s preferred stock, par value $0.00001 per share (the “Preferred Stock”); (iii) debt securities of Sezzle (the “Debt Securities”); (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”);  and (v) units consisting of any combination of the securities described in subparagraphs (i)-(iv) (“Units”). The Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Units are collectively referred to herein as the “Securities.”

In connection with this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of such corporate records, certificates of government officials and of officers and representatives of Sezzle, agreements, instruments and such other documents as we have deemed necessary or appropriate for the purposes of this opinion, including: (i) a copy of Sezzle’s Certificate of Incorporation, as amended and in effect as of the date hereof; (ii)  copies of each Sezzle’s bylaws, as amended and in effect as of the date hereof; and (iii) the Registration Statement. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of Sezzle and documents furnished to us by Sezzle without independent verification of their accuracy.

In rendering this opinion, we have assumed the genuineness of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to authentic original documents of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed that (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (ii) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Commission in compliance with all applicable laws describing the Securities offered thereby and will at all relevant times comply with all applicable laws; (iv) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference; (v) all Securities will be issued and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (vi) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by Sezzle with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon Sezzle or any restriction imposed by any court or governmental body having jurisdiction over Sezzle; (vii) a definitive purchase, underwriting, indenture, warrant, or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by Sezzle and the other parties thereto; (viii) any warrant agreement, Warrant, note, indenture, Debt Security or Unit will be governed by the laws of the State of New York; (ix) any indenture will be duly qualified under the Trust Indenture Act of 1939, as amended; and (x) any Securities issuable upon conversion, exchange, or exercise of any Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	with respect to the Debt Securities to be issued under an indenture, when (A) the board of directors of Sezzle, a duly constituted and acting committee thereof or any officers of Sezzle delegated such authority (such board of directors, committee or officers being hereinafter referred to as the “Sezzle Board”) have taken all necessary corporate action to approve the applicable definitive purchase, underwriting or similar agreement and the issuance and terms of a particular series of Debt Securities, the terms of the offering thereof, and related matters, and (B) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of an indenture, including any supplemental indenture related thereto, upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of Sezzle;

2.	with respect to the Common Stock, when (A) the Sezzle Board has taken all necessary corporate action to approve the issuance and terms of the offering, and related matters, of the Common Stock in conformity with the Certificate of Incorporation of Sezzle, as amended, and (B) certificates representing such Common Stock have been duly executed, countersigned, registered and delivered, assuming that at the times of such issuances Sezzle has a sufficient number of authorized and unissued shares of Common Stock available therefor, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Sezzle Board upon payment of the consideration therefor (which consideration is not less than the par value of the Common Stock) provided for therein or (ii) upon conversion, exchange or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Sezzle Board, for the consideration approved by the Sezzle Board (which consideration is not less than the par value of the Common Stock), then such Common Stock will be validly issued, fully paid and nonassessable;

3.	with respect to the Preferred Stock, when (A) the Sezzle Board has taken all necessary corporate action to approve the issuance and terms of a particular series of Preferred Stock, the terms of the offering thereof, and related matters in conformity with the Certificate of Incorporation of Sezzle, as amended, including the adoption of a Certificate of Designation relating to such Preferred Stock and the filing of such Certificate of Designation with the Secretary of State of the State of Delaware, (B) such Certificate of Designation has been properly filed with the Secretary of State of the State of Delaware and (C) certificates representing such Preferred Stock have been duly executed, countersigned, registered and delivered, assuming that at the times of such issuances, Sezzle has a sufficient number of authorized and unissued shares of Preferred Stock available therefor, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Sezzle Board upon payment of the consideration therefor (which consideration is not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion, exchange or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Sezzle Board, for the consideration approved by the Sezzle Board (which consideration is not less than the par value of the Preferred Stock), then such Preferred Stock will be validly issued, fully paid and nonassessable;

4.	with respect to the Warrants, when (A) the Sezzle Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (B) a warrant agreement relating to the Warrants has been duly authorized and validly executed and delivered by Sezzle, the warrant agent appointed by Sezzle and each other party thereto, (C) if such Warrants are exercisable for Debt Securities, the actions described in paragraph 1 above have been taken, (D) if such Warrants are exercisable for shares of Common Stock, the actions described in paragraph 2 above have been taken, (E) if such Warrants are exercisable for shares of Preferred Stock, the actions described in paragraph 3 above have been taken, and (F) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Sezzle Board upon payment of the consideration therefor provided for therein, then the Warrants will be validly issued and will constitute valid and binding obligations of Sezzle; and

5.	with respect to the Units, when (A) the Sezzle Board has taken all necessary corporate action to approve the creation of and the issuance and terms of such Units, the terms of the offering thereof and related matters, (B) if such Units relate to the issuance and sale of Debt Securities, the actions described in paragraph 1 above have been taken, (C) if such Units relate to the issuance and sale of shares of Common Stock, the actions described in paragraph 2 above have been taken, and (D) if such Units relate to the issuance and sale of shares of Preferred Stock, the actions described in paragraph 3 above have been taken, and (E) such Units have been duly executed and delivered by the parties thereto, then such Units will be validly issued and will constitute valid and binding obligations of Sezzle.

We express no opinion herein as to any provision of any indenture, Debt Security, Warrant or Unit that (i) relates to the subject matter jurisdiction of any federal court of the United States of America, or any federal appellate court, to adjudicate any controversy related thereto, (ii) contains a waiver of an inconvenient forum, (iii) relates to the waiver of rights to jury trial or (iv) provides for indemnification, contribution or limitations on liability. We also express no opinion as to (x) the enforceability of the provisions of any indenture, Debt Security, Warrant or Unit to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived or (y) whether a state court outside the State of New York or a federal court of the United States would give effect to the choice of New York law provided for therein. Our opinions are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws affecting creditors’ rights generally from time to time in effect (ii) the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law.

We express no opinion as to matters governed by any laws other than the laws of the State of New York, the Delaware General Corporation Law, and the federal laws of the United States of America. Without limiting the generality of the foregoing, we express no opinion with respect to the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction. This opinion is rendered as of the date hereof. We assume no obligation to update this opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

We are aware that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference our firm’s name under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. We hereby consent to such use of our name therein and the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Taft Stettinius & Hollister LLP

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